Exhibit 4.7

EXECUTION VERSION

AMENDMENT NO. 3 TO
CREDIT AGREEMENT

AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of February 29, 2024 (this “Amendment”), by and among OATLY INC., a Delaware corporation (the “U.S. Borrower”), OATLY AB, a limited liability company organized under the laws of Sweden (the “Swedish Borrower” and, together the U.S. Borrower, the “Borrowers”) and the Lenders party hereto.

WHEREAS, reference is made to that certain Credit Agreement, dated as of April 18, 2023 (as amended pursuant to that certain Amendment No. 1 to Credit Agreement, dated as of May 22, 2023 and that certain Amendment No. 2 to Credit Agreement, dated as of February 14, 2023 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”, and as amended pursuant to this Amendment, the “Credit Agreement”), among OATLY GROUP AB (PUBL), a limited liability company organized under the laws of Sweden (“Parent”), CEREAL BASE CEBA AB, a limited liability company organized under the laws of Sweden (“Holdings”) OATLY INC., a Delaware corporation (the “U.S. Borrower”), OATLY AB, a limited liability company organized under the laws of Sweden (the “Swedish Borrower” and, together the U.S. Borrower, the “Borrowers”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the Administrative Agent and the Security Agent.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable consideration, the parties hereto hereby agree as follows:

Section 1.
Definitions. Each capitalized term used herein and not otherwise defined in this Amendment shall be defined in accordance with the Credit Agreement, unless as otherwise indicated or the context otherwise requires.
Section 2.
Amendments to Original Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 hereto, the Original Credit Agreement is hereby amended as of the Amendment No. 1 Effective Date (as defined below) as follows:
(i)
The defined term “Europe & International EBITDA” in Section 1.01 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Europe & International EBITDA” means, with respect to any Test Period, Consolidated EBITDA attributable solely to the Europe & International Group for such Test Period and eliminating (i) Consolidated EBITDA attributable to Subsidiaries that are not in the Europe & International Group, (ii) any corporate overhead, headquarters and other similar costs which are excluded from the Group’s ‘Europe & International’ EBITDA in accordance with the Accounting Principles as applied in the financial model relating to the Group dated December 7, 2023 and (iii) in respect of any fiscal quarter ending during the 2023 calendar year only, any Consolidated EBITDA attributable solely to any member of the Europe & International Group incorporated in Singapore.

Section 3.
Representations and Warranties. Each of the Borrowers represents and warrants to the Administrative Agent, the Security Agent and the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by each Borrower and this Amendment and the Credit Agreement constitute legal, valid and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their terms, subject to

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EMEA 148722896

applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) No Default or Event of Default has occurred and is continuing as of the date of this Amendment.

Section 4.
Effectiveness.
4.1
Conditions Precedent. This Amendment shall become effective only upon the satisfaction (or waiver) of each of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Amendment No. 3 Effective Date”):
(i)
The Administrative Agent shall have received executed counterparts of this Amendment from the U.S. Borrower, the Swedish Borrower and the Required Lenders;
(ii)
Immediately after giving effect to this Amendment, the representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Credit Agreement, are true and correct in all material respects on and as of the Amendment No. 3 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.
(iii)
Immediately after the occurrence of the Amendment No. 3 Effective Date, no Event of Default shall exist and be continuing.
Section 5.
Miscellaneous.
5.1
Credit Agreement Unaffected.
(i)
Each reference that is made in the Original Credit Agreement or any Loan Document to “this Agreement” shall hereafter be construed as a reference to the Credit Agreement. Except as otherwise specifically provided herein, all provisions of the Original Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.
(ii)
The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Original Credit Agreement or any Loan Document or constitute a waiver or amendment of any other provision of the Original Credit Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.
5.2
Reaffirmation. As of the Amendment No. 3 Effective Date, each Borrower hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated hereby. As of the Amendment No. 3 Effective Date, each Borrower hereby (subject to the Legal Reservations and Perfection Requirements) (a) affirms and confirms the guarantees, pledges, grants of security interests and other undertakings under the Original Credit Agreement and the other Loan Documents of such Borrower, and (b) agrees that (i) each Loan Document shall continue to be in full force and effect and (ii) all guarantees, pledges, grants of security interests and other undertakings thereunder shall continue to be in full force and effect, apply to the amendments of each Loan Document (as amended hereunder), and shall accrue to the benefit of the Secured Parties.

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5.3
Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar applicable state laws based on the Uniform Electronic Transactions Act.
5.4
Expenses. The Borrowers agree to pay all reasonably incurred and documented costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable costs, fees, expenses and disbursements of the Administrative Agent’s legal counsel; provided, however, that the Borrowers shall not be liable for such costs and expenses in excess of amounts separately agreed.
5.5
Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment, and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.
5.6
Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documents executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.
5.7
Governing Law; Submission to Jurisdiction, Venue. The rights and obligations of all parties hereto shall be governed by the laws of the State of New York. The provisions of Section 10.15 of the Original Credit Agreement apply to this Amendment, mutatis mutandis.
5.8
JURY TRIAL WAIVER. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE PARTIES HERETO, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS Amendment OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE INCREMENTAL TRANSACTIONS RELATED THERETO.
5.9
Bail-in. The provisions of Section 10.24 of the Original Credit Agreement apply to this Amendment, mutatis mutandis.

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EMEA 148722896

Exhibit 4.7

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first written above.

THE BORROWERS:

OATLY AB

By: /s/ Marie-José David

Name: Marie-José David

OATLY INC.

By: /s/ Kevin Purwanta

Name: Kevin Purwanta

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Exhibit 4.7

THE LENDERS:

SPECIALTY CREDIT FACILITY II ON MM, LLC, as Lender

By: /s/ Jesse Dorigo

Name: Jesse Dorigo

Title: Authorized Signatory

SILVER POINT SPECIALTY CREDIT III MASTER FUND, L.P., as Lender

By Silver Point Specialty Credit Fund III Management, LLC as its investment manager

By: /s/ Jesse Dorigo

Name: Jesse Dorigo

Title: Authorized Signatory

SOFA FACILITY HOLDINGS, LLC, as Lender

By: /s/ Jesse Dorigo

Name: Jesse Dorigo

Title: Authorized Signatory

SILVER POINT LOAN FUNDING, LLC, as Lender

By: Silver Point Loan Funding Management, LLC as its investment manager

By: /s/ Jesse Dorigo

Name: Jesse Dorigo

Title: Authorized Signatory

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Exhibit 4.7

SILVER STAR FACILITY, LLC, as Lender

By: /s/ Jesse Dorigo

Name: Jesse Dorigo

Title: Authorized Signatory

ROBINS BROOK HOLDINGS III, LLC, as Lender

By: /s/ Jesse Dorigo

Name: Jesse Dorigo

Title: Authorized Signatory

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